        As filed with the Securities and Exchange Commission on May 12, 1998
                                                    Registration No. 333-42715

                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                   ------------
                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                            PRINTRAK INTERNATIONAL INC.
               (Exact name of registrant as specified in its charter)
           DELAWARE                                            33-0070547
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                         Identification No.)

       1250 N. TUSTIN AVENUE, ANAHEIM, CALIFORNIA 92807        (714) 238-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  RICHARD M. GILES
                            PRINTRAK INTERNATIONAL INC.
                  1250 N. TUSTIN AVENUE, ANAHEIM, CALIFORNIA 92807
                                   (714) 238-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                     Copies to:
                                Bruce Feuchter, Esq.
                               Christine Miller, Esq.
           Stradling, Yocca, Carlson & Rauth, a Professional Corporation
       660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                                    -----------

Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                    -----------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /___________

                                    See Attached

                              CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                      Proposed maximum    Proposed maximum
 Title of securities   Amount to be    offering price    aggregate offering       Amount of
   to be registered   registered(1)     per share(2)          price(2)        registration fee
------------------------------------------------------------------------------------------------
    Common Stock,     47,251 shares       $10.375             $490,229             $169.04
   $.0001 par value
-------------------------------------------------------------------------------------------------

(1) The number of shares to be registered reflects the number of shares sold by selling stockholders prior to the date this Post-Effective Amendment No. 1 was filed for the purpose of de-registering the remaining shares covered by the Registration Statement on Form S-3.

(2) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on December 8, 1997, which was approximately $10.375 per share.


This Post-Effective Amendment No. 1 to Registrants' Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to its registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Anaheim, State of California, on the 11th day of May, 1998.

                                 PRINTRAK INTERNATIONAL INC.



                                 By:  /s/
                                     ---
                                 Richard M. Giles, Chairman of the Board, Chief Executive Officer and President


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                        DATE
----------                    -----                                        ----
/s/                           Chairman of the Board, Chief Executive       May 11, 1998
---                           Officer and President  (Principal
Richard M. Giles              Executive Officer)


/s/ John G. Hardy        *    Division President, Chief Operating          May 11, 1998
-----------------        -    Officer and Director
John G. Hardy

/s/ Alfred B. Castleman  *    Vice President - Finance, Chief Financial    May 11, 1998
-----------------------  -    Officer and Director (Principal Financial
Alfred B. Castleman           Officer)


/s/ Kenneth W. Simonds   *    Director                                     May 11, 1998
----------------------   -
Kenneth W. Simonds

/s/ Charles L. Smith     *    Director                                     May 11, 1998
--------------------     -
Charles L. Smith

/s/ Albert Wong          *    Director                                     May 11, 1998
---------------          -
Albert Wong

*By: /s/
     ---                 -
     Richard M. Giles,
Attorney-in-Fact